Exhibit (d)(7)

AMENDMENT NO. 1

dated as of

October 19, 2003

to

AGREEMENT AND PLAN OF MERGER

dated as of

September 7, 2003

by

and among

INFORMATION RESOURCES, INC.,

GINGKO CORPORATION

and

GINGKO ACQUISITION CORP.

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (together with the attachments hereto, this “Amendment”) dated as of October 19, 2003 to the Agreement and Plan of Merger dated as of September 7, 2003 (the “Merger Agreement”) by and among Gingko Corporation, a Delaware corporation (“Parent”), Gingko Acquisition Corp., a Delaware corporation and wholly owned Subsidiary (as hereinafter defined) of Parent (“Merger Sub”), and Information Resources, Inc., a Delaware corporation (the “Company”). Capitalized terms used, but not otherwise defined, in this Amendment shall have the meanings given to those terms in the Merger Agreement.

RECITALS

WHEREAS, the parties to the Merger Agreement desire to amend the Merger Agreement as set forth in this Amendment; and

WHEREAS, the parties hereto have duly authorized and approved this Amendment.

ACCORDINGLY, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and the Merger Agreement, as applicable, and for other good and valuable consideration (the receipt and sufficiency is hereby acknowledged and intending to be legally bound hereby), the parties hereto hereby agree as follow:

Section 1.     Interpretation of Certain Definitions in the Merger Agreement. References in the Merger Agreement to the term “this Agreement”, and the use therein of the terms “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, shall be references to the Merger Agreement as amended by this Amendment, except in any instance in the Merger Agreement where any such reference relates to the date of the execution of the Merger Agreement in which instance that reference shall relate to the Merger Agreement as unamended hereby.

Section 2.     The Top-Up Option. Section 1.04(e) of the Merger Agreement is hereby amended by adding the following sentence to the end of that Section:

“Any CVRs or CVR Certificates issued to Parent or Parent’s permitted designee pursuant to any exercise of the Top-Up Option shall be deemed to have been cancelled, and to have no further force or effect, on and at the Effective Time.”

Section 3.        The CVR Agreement. (a) The seventh “WHEREAS” clause in the recitals to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, the Company, Parent and Merger Sub propose to enter into a Contingent Value Rights Agreement, substantially in the form of Exhibit C hereto (as the same may be amended from time to time and together with any schedules, exhibits and annexes attached thereto, the “CVR Agreement”), with the Rights Agents (as defined therein) prior to the Acceptance Date (as defined herein) pursuant to which the Company will cause the CVR Trust (as defined herein) to issue the CVRs (as defined herein) as part of the Offer Price pursuant to the Offer or as a part of the Merger Consideration pursuant to the Merger; and”

(b)      The form of CVR Agreement that is attached as Exhibit C to the Merger Agreement is hereby deleted and replaced with the form of CVR Agreement that is attached as Exhibit 1 to this Amendment which new form shall be deemed to be the new Exhibit C to the Merger Agreement on and after the date hereof.

Section 4.     Extension of Expiration Date. The parties to this Amendment hereby agree to an extension of the Expiration Date to October 31, 2003, unless hereafter extended.

Section 5.     Interpretation. The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment. In this Amendment, unless a contrary intention appears, (a) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Amendment and the Merger Agreement as a whole and not to any particular Article, Section or other subdivision and (b) reference to any Article or Section means such Article or Section hereof. No provision of this Amendment shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision. Whenever the words “include,” “includes” or “including” are used in this Amendment, they shall be deemed to be followed by the words “, but not limited to,”.

Section 6.     Assignability; Governing Law. This Amendment and the Merger Agreement (including the documents and instruments referred to herein or therein) shall not be assigned by operation of law or otherwise, except that (a) Merger Sub may assign its rights and obligations under this Amendment and the Merger Agreement to any other wholly owned Subsidiary of Parent and (b) with the prior written consent of the Company (which shall not be unreasonably withheld or delayed), Parent may assign its rights and obligations under this Amendment and the Merger Agreement to any other Person that is an Affiliate of Symphony and Tennenbaum; provided that, in connection with any such assignment, Parent also assigns to the assignee Parent's rights and obligations under the Commitment Letters and the issuers of such Commitment Letters shall have consented in writing to such assignment. THIS AMENDMENT AND THE MERGER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

Section 7.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 8.     Amendments; Extensions. (a) This Amendment and the Merger Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors at any time; provided that (i) after the Acceptance Date, (A) no amendment shall be made which decreases the Merger Consideration and (B) any such amendment will require the Independent Director Approval contemplated by Section 1.03 of the Merger Agreement and (ii) after the Company Stockholder Approval has been obtained (if required by the DGCL), there shall be made no amendment that by law requires further approval by stockholders of the Company without the further approval of such stockholders. This Amendment and the Merger Agreement may not be amended or waived except by an instrument in writing signed (in the case of an amendment) by each of the parties hereto or (in the case of a waiver) by the party(ies) against whom the waiver is to be effective.

(b) At any time prior to the Effective Time, by action taken or authorized by (i) the respective Boards of Directors of the parties hereto (which after the Acceptance Date will require, with respect to the Company, the Independent Director Approval contemplated by Section 1.03 of the Merger Agreement), the parties hereto may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties hereto and (ii) its Board of Directors (which after the Acceptance Date will require, with respect to the Company, the Independent Director Approval contemplated by Section 1.03 of the Merger Agreement), any party(ies) hereto may waive (A) any inaccuracies in the representations and warranties of any other party(ies) contained herein, in the Merger Agreement or in any document delivered pursuant hereto or thereto or (B) compliance by any other party(ies) with any of the covenants or agreements of such other party(ies) or any conditions contained in this Amendment or the Merger Agreement (including, for the sake of clarity, Exhibit A thereto) to the performance of any of its or their obligations hereunder; provided that after the Company Stockholder Approval has been obtained (if required by the DGCL), there shall be made no waiver that by law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure or delay of any party to this Amendment and the Merger Agreement to assert any of its rights under this Amendment or the Merger Agreement or otherwise shall not constitute a waiver of those rights. Additionally, no single or partial exercise of any right shall preclude any other or further exercise of that right or the exercise of any other right, power or privilege. The rights and remedies provided in this Amendment or the Merger Agreement shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 9.     Entire Agreement. This Amendment, the Merger Agreement (including the exhibits and schedules thereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Amendment and the Merger Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by any party hereto. Neither this Amendment nor any provision hereof is intended to confer upon any Person (other than the parties hereto) any rights or remedies hereunder.

Section 10.     Severability. If any term or other provision of this Amendment is held by a court or other Governmental Agency of competent jurisdiction to be invalid, illegal or unenforceable, all other provisions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.     Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.03 of the Merger Agreement shall be deemed effective service of process on such party.

     Section 12.     WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 13.     Full Force and Effect. Except as otherwise amended or modified pursuant to this Amendment, the Merger Agreement (including the exhibits and schedules thereto) shall remain in full force and effect and is hereby ratified and confirmed.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

INFORMATION RESOURCES, INC.

By: /s/ Joseph P. Durrett

Name: Joseph P. Durrett
Title: Chairman, CEO and President

GINGKO CORPORATION

By: /s/ William Chisholm

Name: William Chisholm
Title: Executive Vice President

GINGKO ACQUISITION CORP.

By: /s/ William Chisholm

Name: William Chisholm
Title: Executive Vice President

EXHIBIT 1